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                                                                     EXHIBIT 2.3

                                 AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (the "AMENDMENT") is made and entered into as of September 29, 2003 by and among Informatica Corporation, a Delaware corporation ("PARENT"), Stopwatch Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), Striva Corporation, a Delaware corporation (the "COMPANY"), and Pete Sinclair (the "STOCKHOLDER REPRESENTATIVE" and together with Parent, Merger Sub and the Company, the "PARTIES"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to them in the Merger Agreement (as defined below).

                                    RECITALS

         A. The Parties entered into an Agreement and Plan of Merger dated as of September 11, 2003, as amended on September 22, 2003 (the "MERGER AGREEMENT").

         B. Pursuant to Section 8.3 of the Merger Agreement, the Merger Agreement may be amended at any time only by execution of an instrument in writing signed on behalf of each of the Parties.

         C. The Parties desire to amend the Merger Agreement as set forth herein.

                                    AGREEMENT

         In consideration of the foregoing premises, the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1.       Amendments. The Merger Agreement shall be amended as follows:

                  1.1. Section 1.5(p) of the Merger Agreement shall be amended and restated in its entirety as follows:

                  ""COMPANY STOCKHOLDERS" shall mean the persons who are the holders of Company Common Stock, Company Series A Preferred Stock or Company Series B Preferred Stock immediately prior to the Effective Time (including persons who become holders of Company Common Stock upon the conversion of Company Preferred Stock or the exercise of Company Options or the Company Series A Preferred Warrant immediately prior to the Effective Time); provided, however, that for the purposes of determining the Escrow Amount and any Company Stockholder's Pro Rata Portion of the Escrow Amount, Company Stockholders shall include each holder of a Company Option and Company Series A Preferred Warrant to the extent such Company Option or Company Series A Warrant has been exercised."

                  1.2. Section 1.5(r) of the Merger Agreement shall be amended and restated in its entirety as follows:

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                  ""ESCROW AMOUNT" shall mean an amount equal to sixteen and two-thirds percent (16 2/3%) of the Merger Cash and sixteen and two-thirds percent (16 2/3%) of the Merger Shares."

                  1.3. Section 1.5(z) of the Merger Agreement shall be amended and restated in its entirety as follows:

                  ""PRO RATA PORTION" shall mean with respect to each Company Stockholder an amount equal to the quotient of (i) the sum of (A) the product of the number of Merger Shares multiplied by the Trading Price, plus (B) the amount of Merger Cash, in each case issuable pursuant to
         Section 1.6 in respect of the shares of Company Capital Stock (or options or warrants to purchase Company Capital Stock) owned by such Company Stockholder as of the Effective Time divided by (ii) the sum of
         (A) the product of the aggregate number of Merger Shares multiplied by the Trading Price, plus (B) the aggregate amount of Merger Cash."

                  1.4. Section 1.8(a) of the Merger Agreement shall be amended and restated in its entirety as follows:

                  "Parent to Deposit Escrow Amount. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the Merger Consideration payable pursuant to Section 1.6 hereof; provided, however, that on behalf of the Company Stockholders entitled to receive the Merger Consideration, Parent shall deposit into an escrow account the Escrow Amount, which, in the case of holders of Company Options and the Company Series A Preferred Warrant, shall be deposited into such escrow account when and if such Company Options and the Company Series A Preferred Warrant are exercised. The portion of the Escrow Amount contributed on behalf of each Company Stockholder shall be determined with reference to the Pro Rata Portion of each such Company Stockholder."

                  1.5. The second sentence of Section 7.2(a) of the Merger Agreement shall be amended and restated in its entirety as follows:

                  "As soon as practicable after the Effective Time, Parent will deposit the Escrow Amount, which, in the case of holders of Company Options and the Company Series A Preferred Warrant, shall be deposited when and if such Company Options and the Company Series A Preferred Warrant are exercised, with an escrow agent acceptable to Parent and the Stockholder Representative (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense."

         2. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such

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persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction and such process.

         3. Amendment Limited. Except as provided herein, each of the provisions of the Merger Agreement shall remain in full force and effect following the execution of this Amendment.

         4. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized respective officers as of the date first written above.

                                      INFORMATICA CORPORATION

                                      By: /s/ Earl E. Fry
                                          --------------------------------------
                                      Name: Earl E. Fry
                                      Title: Executive Vice President, Chief
                                      Financial Officer and Secretary

                                      STOPWATCH ACQUISITION CORPORATION

                                      By: /s/ Earl E. Fry
                                          --------------------------------------
                                      Name: Earl E. Fry
                                      Title: Chief Financial Officer

                                      STRIVA CORPORATION

                                      By: /s/ Michael S. Pliner
                                          --------------------------------------
                                      Name: Michael S. Pliner
                                      Title: Chief Executive Officer

                                      STOCKHOLDER REPRESENTATIVE

                                      By: /s/ Peter A. Sinclair
                                          --------------------------------------
                                      Name: Peter A. Sinclair
                                      Title:
                                            ------------------------------------